Exhibit 10.2

            THIRD AMENDMENT TO CREDIT AGREEMENT


  THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of August 9, 1996, is entered into by and among RIGHTCHOICE MANAGED CARE, INC. (the "Company"), the several financial institutions party to the Credit
Agreement (collectively, the "Banks"), BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for itself and the Banks (the "Administrative
Agent") and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as co-agent for the Banks (the "Co-Agent").

                         RECITALS

     A.   The Company, Banks, the Co-Agent and
Administrative Agent are parties to a Credit Agreement dated as of August 10, 1995 (as amended, the "Credit Agreement") pursuant to which the Administrative Agent, the Co-Agent and the Banks have extended certain credit facilities to the Company.

     B.   The Company has requested that the Credit
Agreement be amended to (i) revise the EBITDA definition, (ii) revise the Fixed Charge covenant in Section 7.1(d), and
(iii) revise the Restricted Payments covenant in Section
7.12.

     C.   The Banks are willing to amend the Credit
Agreement, subject to the terms and conditions of this Amendment.

   NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.   Amendments to Credit Agreement.

          (a) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby deleted and the following is inserted in lieu thereof:

          "EBITDA" means, with respect to the Company and its Subsidiaries for any applicable period, Net
     Income for such period, plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) federal, state, local and foreign income taxes, (iii) depletion, depreciation and amortization of tangible and intangible assets, and (iv) solely with respect to the Company's fiscal years ending December 31, 1996 and 1997, up to an aggregate of $7,000,000 of one-time expenses incurred in connection with the relocation of the Company's service center; it being understood that, to the extent that "EBITDA" is calculated for any period preceding the Closing Date, each component of such calculation shall be determined as if the Merger had been consummated on the day immediately preceding the commencement of such period. (Used in definitions of "Debt to EBITDA Ratio" and "Fixed Charge Coverage Ratio")

         (b) Section 7.1(d) of the Credit Agreement is amended to read in its entirety, as follows:

        "(d) As of the end of any fiscal quarter of the Company, its Fixed Charge Coverage Ratio to be less than 3.0:1.0 except for its fiscal quarters ending
     June 30, 1996 through December 31, 1997 for which the
     Company shall not permit its Fixed Charge Coverage
     Ratio to be less than 2.5:1.0."

        (c)  Section 7.12 of the Credit Agreement is
amended to read in its entirety, as follows:

             7.12  Restricted Payments.  The Company shall
     not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or make or permit to be made any deposit for purposes of any of the foregoing; except that the Company and any Wholly-Owned Subsidiary may:

        (a) declare and make dividend payments or other distributions payable solely in its common stock;

        (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

        (c) except as otherwise required under Section 6.14, declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an aggregate amount for all such payments, purchases, redemptions and other acquisitions not to exceed the sum of (a) 25% of the Net Income of the Company and its Subsidiaries arising after the Closing Date and computed on a cumulative consolidated basis (or 100% of such Net Income if it is a deficit for such period) plus (b) 50% of the Net Cash Proceeds of any Equity Issuance occurring after the Closing Date (other than an Equity Issuance consummated in connection with a merger or acquisition); provided, that, both before and immediately after giving effect to such proposed action, no Default or Event of Default shall exist; and

        (d) the Company may purchase up to 2,000,000 shares of its common stock from Blue Cross Blue Shield of Missouri, provided that the purchase price shall not exceed $16.00 per share nor be less than $11.00 per share, and further provided that both before and after giving effect to any such proposed purchase, no Default or Event of Default shall exist.

    3. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Banks as follows:

        (a) Subject to the effectiveness of the amendments contemplated hereby, no Default or Event of Default has occurred and is continuing.

        (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

        (c) Subject to the effectiveness of the amendments contemplated hereby, all representations and warranties of the Company contained in the Credit Agreement are true and correct.

        (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Banks or any other Person.

     4. Effective Date. This Amendment will become effective on the date the Administrative Agent has received from the Company and the Majority Banks the following: (a) a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Amendment, and (b) payment from the Company, for the benefit of each of the Banks for which the Administrative Agent or its counsel shall have received on or before 5:00 p.m. (Pacific Time) August 12, 1996, an executed counterpart hereof (including by fax), of a non-refundable amendment fee equal to 0.05% of the combined Commitments; which fee the Company hereby agrees to pay on demand to the Administrative Agent for the pro rata benefit of each of such executing Banks.

     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Administrative Agent and the Banks of this Amendment, shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

     6.  Miscellaneous.

        (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

        (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

       (c)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED
THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL
RIGHTS ARISING UNDER FEDERAL LAW.

       (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the
same instrument.   Each of the parties hereto understands and
agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

       (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section
10.1 of the Credit Agreement.

       (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

       (g) The Company covenants to pay to or reimburse the Administrative Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                               RIGHTCHOICE MANAGED CARE, INC.
                               By:  [s] Sandra Van Trease
                               Title:  Senior Vice President and CFO

                               By:  [s] Brett J. McIntyre
                               Title:  Vice President and
                               Treasurer


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION, as
                               Administrative Agent

                               By:  [s] Wyatt R. Ritchie
                               Title:  Managing Director


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION, as a Bank

                               By:  [s] Wyatt R. Ritchie
                               Title:  Managing Director


                               THE BOATMEN'S NATIONAL BANK OF
                               ST. LOUIS, as Co-Agent and as a Bank

                               By:  [s] Stephen J. Sainz
                               Title:  Corporate Banking Officer


                               THE BANK OF NOVA SCOTIA

                               By:  [s] Carolyn A. Lopez
                               Title:  Relationship Manager


                               MERCANTILE BANK OF ST. LOUIS, N.A.

                               By:  [s] Ann L. Vazquez
                               Title:  Vice President


                               BANK OF MONTREAL

                               By:  [s] Irene M. Geller
                               Title:  Director